THE JENEX CORPORATION

AMENDED INTERIM FINANCIAL STATEMENTS

THREE MONTHS ENDED OCTOBER 31, 2004

THE JENEX CORPORATION

INTERIM BALANCE SHEET

October 31

July 31

2004

2004

Expressed in Canadian dollars

(Unaudited)

(Audited)

ASSETS

Current

Cash

$

263,151

$

265,510

Accounts receivable

11,070

6,060

Inventory (note 4)

63,710

67,625

Prepaid expenses and sundry assets

59,760

93,160

397,691

432,355

Equipment (note 5)

10,852

11,475

Intangible assets (note 6)

75,000

81,250

$

483,543

$

525,080

LIABILITIES

Current

Accounts payable and accrued liabilities

$

20,077

$

45,863

Management fees payable

76,324

-

96,401

45,863

Performance fee payable (note 7)

581,632

596,689

678,033

642,552

SHAREHOLDERS' EQUITY

Capital stock (note 8)

4,742,010

4,584,010

Contributed surplus

16,133

16,133

Deficit

(4,952,633)

(4,717,615)

(194,490)

(117,472)

$

483,543

$

525,080

APPROVED ON BEHALF OF THE BOARD:

"Michael Jenkins"

"Don Felice"

_____________________________ Director

_____________________________ Director

The accompanying notes form an integral part of these financial statements.

Amended - See note 3

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THE JENEX CORPORATION

INTERIM STATEMENT OF INCOME AND RETAINED EARNINGS

                         Three months ended

   October 31

2004

2003

Expressed in Canadian Dollars

(Unaudited)

(Unaudited)

SALES

$

7,520

$

12,540

COST OF SALES

4,497

7,336

GROSS PROFIT

3,023

5,204

INTEREST INCOME

814

(830)

3,837

4,374

EXPENSES

Management fees

125,061

48,798

Consulting fees

43,800

1,613

Office and general

30,272

(10,275)

Travel

18,401

11,789

Professional fees

13,800

17,974

Occupancy costs

12,564

8,636

Advertising and promotion

936

5,216

Foreign exchange gain

(12,852)

(3,874)

Interest on long-term debt

-

518

Amortization of intangible assets

6,250

4,982

Amortization of equipment

623

(307)

Amortization of deferred development costs

-

51,037

238,855

136,107

LOSS BEFORE INCOME TAX

(235,018)

(131,733)

INCOME TAX EXPENSE

-

28,524

NET LOSS FOR THE PERIOD

(235,018)

(160,257)

DEFICIT, beginning of the period

(4,717,615)

(2,238,520)

DEFICIT, end of the period

$

(4,952,633)

$

(2,398,777)

NET LOSS PER SHARE (note 9)

$

(0.006)

$

(0.005)

WEIGHTED AVERAGE NUMBER OF COMMON SHARES

40,021,250

33,546,613

The accompanying notes form an integral part of these financial statements.

Amended - See note 3

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THE JENEX CORPORATION

INTERIM STATEMENT OF CASH FLOWS

                         Three months ended

   October 31

2004

2003

Expressed in Canadian Dollars

(Unaudited)

(Unaudited)

CASH FLOWS FROM OPERATING ACTIVITIES

Net loss for the period

$

(235,018)

$

(160,257)

Items not affecting cash:

Amortization

6,873

55,712

Performance fee payable

(15,057)

-

Future income tax expense

-

28,524

(243,202)

(76,021)

Cash effect of changes in:

Accounts receivable

(5,010)

(8,021)

Inventory

3,915

6,813

Prepaid expenses and sundry assets

33,400

(810)

Accounts payable and accrued liabilities

(25,786)

64,966

Management fees payable

76,324

-

(160,359)

(13,073)

CASH FLOWS FROM FINANCING ACTIVITIES

Issuance of capital stock

158,000

-

Shareholders' advances

-

22,328

158,000

22,328

CASH FLOWS FROM INVESTING ACTIVITIES

Additions to equipment

-

(842)

Additions to development costs

-

(27,885)

-

(28,727)

DECREASE IN CASH

(2,359)

(19,472)

CASH, beginning of the period

265,510

20,846

CASH, end of the period

$

263,151

$

1,374

SUPPLEMENTAL CASH FLOW INFORMATION:

Cash paid for interest

$

-

$

518

The accompanying notes form an integral part of these financial statements.

Amended - See note 3

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THE JENEX CORPORATION

NOTES TO THE INTERIM FINANCIAL STATEMENTS

THREE MONTHS ENDED OCTOBER 31, 2004

1.

BASIS OF PRESENTATION

These financial statements have been prepared in accordance with Canadian generally accepted accounting principles ("GAAP") for interim financial statements. Accordingly, these unaudited financial statements do not include certain disclosures normally included in annual financial statements prepared in accordance with such principles. These unaudited financial statements were prepared using the same accounting policies as outlined in note 4 to the amended annual financial statements for the period ended July 31, 2004, and should be read in conjunction with the audited financial statements for the period ended July 31, 2004.

These financial statements do not materially differ from United States generally accepted accounting principles ("US GAAP") for interim financial statements except as described in   Note 12 “Significant Differences between Canadian and United States Generally Accepted Accounting Principles".

In preparing these financial statements in accordance with Canadian generally accepted accounting principles, management was required to make estimates and assumptions that affect amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates and the operating results for the interim period presented is not necessarily indicative of the results expected for the full year.

The Company changed its fiscal year end from October 31 to July 31, effective July 31, 2004. Accordingly, for the 2004 fiscal period, the Company reported its annual financial statements for the nine month period ended July 31, 2004.

2.

GOING CONCERN

These financial statements have been prepared on a going concern basis, which assume that the Company will continue in operation for the foreseeable future and accordingly will be able to realize its assets and discharge its liabilities in the normal course of operations. Since inception, the Company has concentrated on research and development. It has had no earnings, minimal revenues, negative operating cash flows and has financed its activities through the issuance of shares. The Company's ability to continue as a going concern is dependant on obtaining additional investment capital and the achievement of profitable operations. In the ensuing year, the Company intends to attract new investors, launch its cold sore prevention product and sell additional licenses to exploit its patented technology. There can be no assurance that the Company will be successful in increasing revenue or raising additional investment capital to generate sufficient cash flows to continue as a going concern.

Amended - See note 3

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THE JENEX CORPORATION

NOTES TO THE INTERIM FINANCIAL STATEMENTS

THREE MONTHS ENDED OCTOBER 31, 2004

3.

AMENDMENTS

In December 2004, the Company received correspondence from the United States Securities and Exchange Commission ("SEC") in connection with its submission of Registration Statement Form 20-F to have its securities approved for trading in the United States.  The SEC made certain suggestions to assist the Company in complying with applicable requirements and to enhance the overall disclosure in the filing.

In preparing its response to the SEC review, the Company has amended some disclosures and  provided further disclosures where appropriate. The following indicates the significant amendments:

Statement of Cash Flows

Classification of Operating and Financing items

Note 2 Going Concern

Enhancement of going concern disclosure

Note 3 Amendments

Additional disclosures

Note 4 Inventory

Description added

Note 12 US GAAP Reconciliation

Cash flow disclosure added

4.

INVENTORY

Inventory consists of finished goods.

5.

EQUIPMENT

Net Book Value

Accumulated

October 31

July 31

Cost

Amortization

2004

2004

Office furniture and equipment

$

19,467

$

10,440

$

9,027

$

9,502

Computer equipment

4,415

2,590

1,825

1,973

$

23,882

$

13,030

$

10,852

$

11,475

6.

INTANGIBLE ASSETS

Net Book Value

Accumulated

October 31

July 31

Cost

Amortization

2004

2004

Patents and trademarks

$

149,335

$

74,335

$

75,000

$

81,250

7.

PERFORMANCE FEE PAYABLE

The executives have indicated that they do not intend to demand payment of this amount during the ensuing fiscal year.

Amended - See note 3

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THE JENEX CORPORATION

NOTES TO THE INTERIM FINANCIAL STATEMENTS

THREE MONTHS ENDED OCTOBER 31, 2004

8.

CAPITAL STOCK

(a)

Authorized

Unlimited number of common and preferred shares without par value

(b)

Issued

Number of

Common

Shares

Amount

Balance - July 31, 2004

39,757,917

$

4,584,010

Issued - Private Placement

790,000

158,000

Balance - October 31, 2004

40,547,917

$

4,742,010

(c)

Escrow Shares

Under the requirements of the Alberta Securities Commission and the TSX Venture Exchange, 22,750,000 common shares issued under the December 17, 2001 Qualifying Transaction (Exchange Notice) are subject to a six year Surplus Security Escrow Agreement, and will be released upon the written consent of the Alberta Securities Commission as to 5% thereof on each of 6, 12, 18, 24 months from Exchange Notice and 10% thereof on each of 30, 36, 42, 48, 54, 60, 66, 72 months from Exchange Notice.

Under the requirements of the Alberta Securities Commission and the TSX Venture Exchange, 2,333,334 Common shares are subject to a three year Escrow Agreement and will be released upon the written consent of the Alberta Securities Commission as to 10% thereof on the completion of the Company's Qualifying Transaction and as to 15% thereof on each of 6, 12, 18, 24, 30 and 36 months following the Final Exchange Notice.

(d)

Stock options

Under the Company's stock option plan, the Company may grant options to employees, consultants, officers and directors totaling up to 20% of its issued and outstanding common shares. The aggregate number of shares so reserved for issuance to any one person shall not exceed 5% of the issued and outstanding common shares.

No stock options were granted, exercised or cancelled during the three month periods ended October 31, 2004 and 2003.

Amended - See note 3

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THE JENEX CORPORATION

NOTES TO THE INTERIM FINANCIAL STATEMENTS

THREE MONTHS ENDED OCTOBER 31, 2004

(d)

Stock options (continued)

The following table summarizes information about the stock options outstanding:

Exercise price	Number of options outstanding & exercisable at October 31, 2004	Weighted average remaining contractual life (years)
$0.15	541,667	1.6
$0.20	2,610,389	2.4
$0.34	20,000	3.3
$0.42	10,000	3.3
	3,182,056

(e)

Warrants:

Common share purchase warrants were issued in connection with the issuance of common shares. Each warrant entitles the holder to acquire one additional common share at the specified exercise price.

The following table summarizes information about the Company's warrant activity:

	Number of warrants	Weighted average exercise price
Outstanding - July 31, 2004	5,927,971	$ 0.40
Issued	790,000	0.45
Outstanding - October 31, 2004	6,717,971	$ 0.41

Exercisable at end of the period	5,927,971	$ 0.40

The following table summarizes information about the warrants outstanding:

Exercise price	Number of warrants outstanding at October 31, 2004	Number of warrants exercisable at October 31, 2004	Expiry date
$ 0.40	5,927,971	5,927,971	March 22, 2005 (i)
$ 0.45	790,000	-	December 6, 2005
	6,717,971	5,927,971

(i) 5,304,498 of the outstanding warrants entitle the holder to purchase one additional common share of the Company at a purchase price of 40 cents per common share, on or before that day which is the earlier of (i) March 22, 2005 or (ii) any 10 day period immediately following a period where the Company’s common shares have traded at a weighted daily average price greater than or equal to 80 cents for 10 consecutive trading days and the average daily trading volume exceeds 5,000 common shares per day.

Amended - See note 3

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THE JENEX CORPORATION

NOTES TO THE INTERIM FINANCIAL STATEMENTS

THREE MONTHS ENDED OCTOBER 31, 2004

9.

LOSS PER SHARE

Loss per share is calculated using the weighted average number of common shares outstanding during the period.

The inclusion of the Company’s stock options and share purchase warrants in the computation of diluted loss per share would have an anti-dilutive effect on loss per share and are therefore excluded from the computation. Consequently, there is no difference between basic loss per share and diluted loss per share.

10. INCOME TAXES

The Company has losses for income tax purposes of $   4,380,000   which are available to reduce taxable income in future periods. The potential future benefit of these amounts has not been recorded as it cannot be considered more likely than not that they will be utilized to reduce future taxable income. The benefit will be recorded when realized. These losses expire from 2007 to 2015.

11. FINANCIAL INSTRUMENTS

The Company's financial instruments consist of cash, accounts receivable, accounts payable and accrued liabilities and long term debt. Unless otherwise noted, it is management's opinion that the Company is not exposed to significant interest, currency or credit risks arising from these financial instruments. The fair values of these financial instruments approximate their carrying values, unless otherwise noted.

12.SIGNIFICANT DIFFERENCES BETWEEN CANADIAN AND UNITED STATES GENERALLY ACCEPTED ACCOUNTING PRINCIPLES

These financial statements have been prepared in accordance with Canadian GAAP and do not materially differ from US GAAP except as follows:

Statement of Income	Three months ended October 31, 2004	Three months ended October 31, 2003
Net loss under Canadian GAAP	$ (235,018)	$ (160,257)
Adjustments:
Less: Deferred development costs (i)	-	(27,885)
Plus: Amortization of deferred development costs	-	51,037
Net loss under US GAAP	$ (235,018)	$ (137,105)
Net loss per share under US GAAP	$ (0.006)	$ (0.004)

Amended - See note 3

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THE JENEX CORPORATION

NOTES TO THE INTERIM FINANCIAL STATEMENTS

THREE MONTHS ENDED OCTOBER 31, 2004

Statement of Cash Flows	Three months ended October 31, 2004	Three months ended October 31, 2003
Operating activities under Canadian GAAP	$ (160,359)	$ (13,073)
Less: Deferred development costs (i)	-	(27,885)
Operating activities under US GAAP	(160,359)	(40,958)
Financing activities under Canadian & US GAAP	158,000	22,328
Investing activities under Canadian GAAP	-	(28,727)
Plus: Deferred development costs (i)	-	27,885
Investing activities under US GAAP	-	(842)
Increase (decrease) in cash	$ (2,359)	$ (19,472)

(i) Deferred development costs

Under US GAAP, certain development costs, capitalized under Canadian GAAP, would have been charged against earnings.

Comprehensive Income:

For the three month periods ended October 31, 2004 and 2003, there is no difference between net loss and comprehensive loss.

13.

COMPARATIVE FIGURES

Certain comparative figures have been reclassified to conform with the current period's presentation.

Amended - See note 3

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